Exhibit 99.1

Longeveron Announces Final Results of Phase 1 Clinical Study of Lomecel-B Injection in Hypoplastic Left Heart Syndrome Patients.

--Study meets primary safety endpoint: no major adverse cardiac events (MACE), nor any treatment-related infections during the first month post-treatment.

--Secondary endpoints measured per protocol suggest Lomecel-B injection may improve patient long-term clinical outcome after surgery: 100% of infants alive and heart-transplant free, with follow-up ranging two to 3.5 years after cardiac surgery that included injection with Lomecel-B.

--Randomized, controlled, blinded multicenter Phase 2 study underway at children’s hospitals in major metropolitan centers located throughout the U.S.

Miami, Florida—September 9th, 2021— Longeveron Inc. (NASDAQ: LGVN) ("Longeveron" or "Company"), a clinical stage biotechnology company developing cellular therapies for chronic aging-related and life-threatening conditions, today announced the final clinical results from its Phase I clinical study of Lomecel-B in Hypoplastic Left Heart Syndrome (HLHS), a rare and life-threatening congenital heart disease. Lomecel-B is an allogeneic, bone marrow-derived medicinal signaling cell (MSC) therapy product manufactured under current good manufacturing practice (cGMP) in Longeveron’s cell processing facility in Miami.

The Phase I, open-label single arm study was designed to assess safety and tolerability of intramyocardial injection of Lomecel-B administered to 10 infants with HLHS during Stage 2 bidirectional cavopulmonary anastomosis (BDCPA, or “Glenn procedure”) surgeries. HLHS is a rare congenital heart defect that affects approximately 1,000 babies per year in the U.S. Babies with HLHS are born with an underdeveloped left ventricle, which impairs the heart’s ability to pump blood throughout the body. HLHS is fatal without surgical intervention, in which 3 surgical procedures must be performed to allow the right ventricle to be configured to pump blood to the body. Even with this surgery, HLHS is still associated with a very high mortality rate and need for heart transplantation. The trial was partially funded by a grant from the Maryland Stem Cell Research Fund (MSCRF).

The primary safety endpoint was the incidence of the following treatment-emergent Serious Adverse Events (TE-SAEs): i) major adverse cardiac events (MACE), including sustained/symptomatic ventricular tachycardia requiring intervention with inotropic support, aggravation of heart failure, myocardial infarction, unplanned cardiovascular operation for cardiac tamponade, and death through one-year post-treatment; and ii) infections during the first month post-treatment. Intramyocardial injection of Lomecel-B at 2.5 × 106 cells/kg of body weight was well-tolerated, with no MACE, and no infections reported that were considered to be related to investigational treatment.

Secondary endpoints were measured per protocol to gain insight into Lomecel-B’s potential effect on clinical outcomes and heart function. These secondary endpoint results should be viewed with caution due to the lack of a control arm for comparison, meaning we cannot conclude whether these secondary outcomes were surgery-related, Lomecel-B-related, or both.

●	100% of infants treated were alive and transplant-free one-year after injection. Patients have now been followed for two-to-3.5 years and remain alive and transplant free. This exceeds historical control results, which estimate only 78% survival free of transplantation following the Glenn procedure. (1)

●	Heart function and structure, including tricuspid regurgitation fraction (the fraction of blood going backwards in the right ventricle), right ventricle ejection fraction (RVEF), RV volume and chamber size did not change significantly from baseline at six and 12 months after Lomecel-B injection.

●	The children’s growth matched trends in published literature, suggesting normal development of the children. (2)

●	Through one-year follow-up, one patient had an ascending aortic obstruction requiring angioplasty, and four other patients required re-hospitalization, none considered related to Lomecel-B injection.

“We are gratified by the very promising finding in this study that 100% of the participating children had a two to four year transplant-free survival which compares very favorably to published mortality rates of up to 22% in HLHS patients after the Glenn procedure,” said Dr. Sunjay Kaushal, Principal Investigator of the study. “We are highly motivated to continue our studies of Lomecel-B cell therapy for children with HLHS. If we determine in the future that Lomecel-B reduces the need for heart transplantation in these children, this will represent a major advance in the field, and have a substantial impact on these infants and their families.”

“HLHS is a rare but life-threatening, congenital heart defect for which we currently have limited treatment options and poor outcomes. We are delighted to have been able to support this clinical trial in Maryland and advance this important work with Dr. Sunjay Kaushal and Longeveron”, said Dr. Amritha Jaishankar, Executive Director of the Maryland Stem Cell Research Fund. “We are committed to Accelerating Cures, and hope that the results from the HLHS Lomecel-B cell therapy study that our grant helped fund will bring us one step closer to helping these babies and their families."

Phase 2 Trial (ELPIS II)

Longeveron is pleased that its research program has advanced into a blinded, controlled trial that is evaluating safety and effectiveness of Lomecel-B as an intervention for HLHS. In this regard, the HLHS program has transitioned into a Phase 2 trial titled: Evaluation of Lomecel-B™ Injection in Patients with Hypoplastic Left Heart Syndrome: A Phase IIb Clinical Trial. (ELPIS II) ELPIS II is being funded by a grant from the National Institute of Health’s National Heart, Lung, and Blood Institute (NHLBI; Grant number 1UG3HL148318), in collaboration with Longeveron, and is led by Principal Investigator Sunjay Kaushal, MD, PhD, Division Head, Cardiovascular-Thoracic Surgery, Ann and Robert H. Lurie Children’s Hospital of Chicago. With a target enrollment of 38 infants, the trial began enrollment in July, 2021, and it is anticipated that up to seven children’s hospitals will be participating, all in major metropolitan centers located throughout the U.S. For more information regarding the trial design and location of clinical sites please visit www.clinicaltrial.gov (NCT04925024), and www.elpistrial.org hosted by the University of Texas Health Sciences Center which serves as the data coordinating center.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. The Company’s lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease, the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). The Company’s mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization and broad use by the healthcare community. Additional information about the Company is available at www.longeveron.com.

References

1.	Son JS, James A, Fan C-PS, Mertens L, McCrindle BW, Manlhiot C, Friedberg MK. Prognostic value of serial echocardiography in hypoplastic left heart syndrome. Circulation: Cardiovascular Imaging. 2018; 11(7):e006983.

2.	Burch, P. T., E. Gerstenberger, C. Ravishankar, D. A. Hehir, R. R. Davies, S. D. Colan, L. A. Sleeper, et al. 2014. “Longitudinal Assessment of Growth in Hypoplastic Left Heart Syndrome: Results From the Single Ventricle Reconstruction Trial.” Journal of the American Heart Association: Cardiovascular and Cerebrovascular Disease. doi:10.1161/JAHA.114.000079.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials; the size of the market opportunity for our product candidates, the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates, our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research referred to in this press release is being supported by the National Heart, Lung, and Blood Institute of the National Institutes of Health under Award Number UG3HL148318. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.

Contact:

Brendan Payne

Stern Investor Relations

Tel: (212) 362-1200

Email: Brendan.payne@sternir.com

Source: Longeveron Inc
Source: LGVN

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